Standard Industrial Classification Code 3826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2009

Arrayit Corporation

(Formerly Integrated Media Holdings, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

524 East Weddell Drive
Sunnyvale, CA  94089
(Address of principal executive offices)

Rene Schena
524 East Weddell Drive
Sunnyvale, CA  94089
(Name and address of agent for service)

408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 –  Other Events

Effective Thursday, June 22, 2009 Arrayit Corporation (OTC.BB: ARYC), a leading manufacturer of products and services for disease prevention, treatment and cure, announced today that its microarray-based diagnostic test, patented under the trade name Variation Identification Platform (VIP), is ready for manufacture and distribution. A breakthrough screening test using VIP will allow clinicians and researchers to test and detect the H1N1 swine flu virus in population wide studies.

ITEM 9.01 –  Financial Statements and Exhibits

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: June 22, 2009	By: /s/ Rene A. Schena
Name: Rene A. Schena Title: Chief Executive Officer

Exhibit 9.01

Arrayit Corporation Addresses Flu Pandemic

Breakthrough Technology Provides Population-Wide Screening

•	Press Release

•	Source: Arrayit Corporation

•	On Thursday June 18, 2009, 7:00 am EDT

Arrayit Corporation (OTC.BB: ARYC), a leading manufacturer of products and services for disease prevention, treatment and cure, announced today that its microarray-based diagnostic test, patented under the trade name Variation Identification Platform (VIP), is ready for manufacture and distribution. A breakthrough screening test using VIP will allow clinicians and researchers to test and detect the H1N1 swine flu virus in population wide studies.

The World Health Organization (WHO) announced on June 11, that the threat level of the H1N1 swine flu virus is now a global pandemic. This news is ideally timed with Arrayit Corporation's release of its patented VIP screening test.

The Arrayit test will allow researchers and clinicians to detect the presence of the new H1N1 virus in mass numbers of flu patients, and to distinguish this threatening mutated strain from less harmful variants. Arrayit's first supplies will be sent to the Centers for Disease Control (CDC) in Atlanta to be approved for use in the USA. Shortly thereafter, the H1N1 test kits will be made available for emergency use by licensed clinics, laboratories and other health care organizations worldwide.

The VIP screening test is the first of its kind developed for multiple numbers of test subjects, with diagnosis available to patients within hours of testing. Up to 80,000 patients can be screened at a time, making it possible for entire communities and entire countries to quickly identify those infected with the new H1N1 virus. The ability to test and quickly diagnose mass numbers of subjects allows health clinicians the opportunity to gain control of the spread of the virus in a shorter time frame than current individual testing procedures. The VIP test kits will be made available at an affordable cost (estimated at under $50 per individual), making it feasible even for those without health insurance coverage to be screened.

About Arrayit Corporation

Arrayit Corporation, headquartered in Sunnyvale, California, leads and empowers the genetic, research, pharmaceutical, and diagnostic communities through the discovery, development and manufacture of proprietary life science technologies and consumables for disease prevention, treatment and cure. It now offers over 650 products to a customer base of more than 2,500 laboratories worldwide, including most every major university, pharmaceutical and biotech company, major agricultural and chemical company, government agency, national research foundation and many private sector enterprises. Please visit www.arrayit.com for more information.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that constitute forward-looking statements are based on currently available information, involve certain risks and uncertainties and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. Risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the biomedical business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions, the outcome of our legal disputes; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Arrayit and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended December 31, 2008 and Form 10-Q/A for the fiscal first quarter ended March 31, 2009 and Form 10-Q/A for the fiscal third quarter ended September 30, 2008.

Contact:

Investor Contact:
Arrayit Corporation
Tel: 408-744-1331
Email: investorinfo@arrayit.com
Web: www.arrayit.com
Media Contact:
Rod Mitchell
Tel: 281-350-5506